UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2013

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-160093	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch St., 17th Floor Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 25, 2013, the board of directors of Independence Realty Trust, Inc. (“IRT”) approved monthly cash distributions (the “Common Stock Distributions”) in the amount of $0.05333 per share of IRT’s common stock, par value $0.01 per share (the “Common Stock”), per month for each month during the periods (i) commencing on July 1, 2013 and ending on July 31, 2013 (the “July Dividend”), (ii) commencing on August 1, 2013 and ending on August 31, 2013 (the “August Dividend”) and (iii) commencing on September 1, 2013 and ending on September 30, 2013 (the “September Dividend”). Each Common Stock Distribution will be paid on the date indicated below under the caption “Payment Date” to holders of record of shares of Common Stock at the close of business on the date indicated below under the caption “Record Date” for the Common Stock Distribution identified below under the caption “Dividend” set forth opposite the relevant dates:

Dividend	Record Date	Payment Date
July Dividend	August 5, 2013	August 15, 2013
August Dividend	August 30, 2013	September 13, 2013
September Dividend	September 30, 2013	October 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

July 25, 2013	By:	/s/ JAMES J. SEBRA
James J. Sebra
Chief Financial Officer and Treasurer